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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF FORMATION

                                       OF

                            ABILENE BROADCASTING, LLC

         This certificate of formation of Abilene Broadcasting, LLC (the "LLC") has been duly executed and is being filed in accordance with Section 18-201 of the Delaware Limited Liability Company Act.

         1. The name of the limited liability company is Abilene Broadcasting, LLC.

         2. The address of the initial registered office of the LLC in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Abilene Broadcasting, LLC as of July 23, 2002.

                                      STC BROADCASTING, INC., the Sole Managing
                                      Member of Abilene Broadcasting, LLC

                                      By: /s/ Gregory M. Schmidt
                                          Name:  Gregory M. Schmidt
                                          Title: Vice President New Development
                                                 and General Counsel